Exhibit 5.1

July 21, 2014

GulfMark Offshore, Inc.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

Ladies and Gentlemen:

We have acted as counsel for GulfMark Offshore, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), with respect to the Company’s (i) shares of Class A common stock, par value $.01 per share, (“Common Stock”); (ii) debt securities (the “Debt Securities”), in one or more series, which may be fully and unconditionally guaranteed (the “Guarantees”) by certain subsidiary guarantors (the “Subsidiary Guarantors”) and which may be senior or subordinated in priority of payment, certain of which may be convertible or exchangeable into Common Stock; (iii) shares of preferred stock, without par value, (“Preferred Stock”), in one or more series, which may be convertible into shares of Common Stock or exchangeable for Debt Securities (including the Guarantees, if applicable); and (iv) warrants to purchase Common Stock or Preferred Stock (“Warrants”) (such Debt Securities (including the Guarantees, if applicable), Common Stock, Preferred Stock and Warrants are collectively referred to herein as the “Securities” and each, a “Security”). The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act.

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s certificate of incorporation and its bylaws, each as amended to the date hereof (collectively, the “Charter Documents”); (ii) resolutions adopted by the board of directors of the Company (the board of directors, or to the extent permitted by Section 141 of the Delaware General Corporation Law, a duly constituted and acting committee thereof, being referred to herein as the “Board”) relating to the registration of the Securities; (iii) the form of Senior Indenture included as Exhibit 4.6 to the Registration Statement (the “Senior Indenture”); (iv) the form of Subordinated Indenture included as Exhibit 4.7 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); (v) the Registration Statement; (vi) the Prospectus; and (vii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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As to any facts relevant to our opinion, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company and any Subsidiary Guarantor) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including post-effective amendments) and the applicable prospectus supplement; (ix) the Indentures relating to the Debt Securities and a warrant agreement (“Warrant Agreement”) relating to the Warrants will each be duly authorized, executed and delivered by the parties thereto; (x) any Subsidiary Guarantors are duly incorporated or organized under the laws of and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization; (xi) any supplemental indenture relating to a series of Debt Securities to be issued under the applicable Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (xii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (xiii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xiv) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Charter Documents and available for issuance; and (xv) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

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Based upon and subject to the foregoing, we are of the opinion that:

1.     With respect to Debt Securities to be issued under the Indentures, when (i) the applicable Indenture and the related Guarantees, if any, have been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the Board and the board of directors or board of managers of each of the Subsidiary Guarantors, if applicable, have taken all necessary corporate or limited liability company action to approve the issuance and terms of the Debt Securities and, if applicable, the Guarantees, the terms of the offering thereof and related matters; (iii) the terms of the Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and the Subsidiary Guarantors, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantors, as applicable; and (iv) the Debt Securities and, if applicable, the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and, if applicable, the board of directors or board of managers of each of the Subsidiary Guarantors upon payment of the consideration therefor provided for therein, the Debt Securities and, if applicable, the Guarantees, will be validly issued and will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms and will be entitled to the benefits of such Indenture and, if applicable, the related Guarantees.

2.      With respect to shares of Common Stock offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and non-assessable.

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3.     With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a certificate of designations with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the Delaware General Corporation Law (the “Certificate of Designations”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

4.     With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, general equitable or public policy principles, and covenants of good faith and fair dealing and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, a requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, or (iii) the validity or enforceability of provisions that limit the obligation of a guarantor based on the potential unenforceability, invalidity or voidability of a guarantee under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws.

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The foregoing opinions are limited in all respects to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the relevant federal laws of the United States of America, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effect. We do not express any opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.